       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1999
                                                   REGISTRATION NO. 333-
================================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                         --------------------------------

                                     FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         --------------------------------

                             HOUGHTON MIFFLIN COMPANY
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MASSACHUSETTS                                                04-1456030
     (State or other jurisdiction of                                    (I.R.S. Employer
     incorporation or organization)                                  Identification Number)

                              222 BERKELEY STREET
                                BOSTON, MA 02116
                                 (617) 351-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ------------------------

                                 PAUL D. WEAVER
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            HOUGHTON MIFFLIN COMPANY
                              222 BERKELEY STREET
                                BOSTON, MA 02116
                                 (617) 351-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
                                RICHARD A. SODEN
                                 JOHN O. NEWELL
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                BOSTON, MA 02109
                                 (617) 570-1000

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED(1)             PER UNIT             PRICE(1)(2)        REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)......................
Common Stock and associated Preferred
  Stock Purchase Rights(5)..............   $190,000,000               (1)                $190,000,000             $52,820
=================================================================================================================================

(1) In United States dollars or the equivalent thereof in foreign currency or currency units. The amount registered represents the aggregate public offering price received from the sale of the Debt Securities and Common Stock registered hereby, including any securities sold at a discount, which will not exceed $190 million. No separate consideration will be received for Common Stock that is issued upon conversion or exchange of Debt Securities.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) A filing fee of $2,780 was previously paid in connection with $10,000,000 of securities registered under the Company's Registration Statement on Form S-3 (No. 333-76323) and with respect to which this Registration Statement amends such previous Registration Statement.
(4) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities, to the extent such Debt Securities are, by their terms, convertible into or exchangeable Debt Securities.
(5) Such indeterminate number of shares of Common Stock and accompanying Preferred Stock Purchase Rights, if any, (i) as shall be issuable or deliverable upon conversion or exchange of any Debt Securities registered hereby which are convertible into or exchangeable for such Common Stock and
    (ii) as may be required for delivery upon conversion or exchange of any such convertible or exchangeable debt securities as a result of anti-dilution provisions thereof.

    Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $10,000,000 of unissued securities registered pursuant to the Registrant's Registration Statements on Form S-3 (Registration Statement No. 333-76323). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-76323. Such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                             SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED MAY 7, 1999

                                   PROSPECTUS

                            HOUGHTON MIFFLIN COMPANY

                                  $200,000,000
                                Debt Securities
                                  Common Stock

                           -------------------------

     Houghton Mifflin will provide             Houghton Mifflin may offer any
specific terms of these securities in     of the following securities from time
supplements to this prospectus. You       to time:
should read this prospectus and any
supplement carefully before you invest.             -  debt securities or

                                                    -  common stock

                           -------------------------

We may list the securities on the New York Stock Exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           -------------------------






May   , 1999

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
About This Prospectus...............    1
Where You Can Find More
  Information.......................    1
About Houghton Mifflin Company......    2
Ratio of Earnings to Fixed
  Charges...........................    3
How We Intend to Use the Proceeds...    4

                                      PAGE
                                      ----
Description of the Debt
  Securities........................    4
Description of Houghton Mifflin
  Common Stock......................   11
How We Plan to Sell the
  Securities........................   13
Experts.............................   14
Legal Opinions......................   14

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     Houghton Mifflin files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois, and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. In addition, you may look at our SEC filings at the offices of the New York Stock Exchange (NYSE), which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed and traded on the NYSE.

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. These documents contain important information about us, our business and our finances.

HOUGHTON MIFFLIN SEC FILINGS (FILE NO. 1-5406)             PERIOD
----------------------------------------------  ----------------------------
Annual Report on Form 10-K, as amended
  by Form 10-K/A............................    Year ended December 31, 1998

We are also incorporating by reference the descriptions of our common stock, and the related preferred stock purchase rights under our Stockholder Rights Plan, from registration statements we have previously filed under Section 12 of the Securities Exchange Act, including any amendments or reports filed for the purpose of updating these descriptions.

     You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Houghton Mifflin Company, 222 Berkeley Street, Boston, MA 02116, Attention: Investor Relations. Our telephone number is 617-351-5000.

     This prospectus is part of a registration statement we filed with the SEC. As SEC rules allow, this prospectus does not contain all of the information you can find in the registration statement or in the exhibits. You should read the exhibits and other parts of the registration statement carefully for provisions that may be important to you.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                         ABOUT HOUGHTON MIFFLIN COMPANY

     Houghton Mifflin Company was incorporated in 1908 in Massachusetts as the successor to a partnership formed in 1880. Antecedents of the partnership date back to 1832. Houghton Mifflin's principal business is publishing, and its operations are classified into three operating segments:

     - K-12 Publishing, which includes textbooks and other educational materials and services for the kindergarten through grade twelve, or K-12, school markets;

     - College Publishing, which includes textbooks and other educational materials and services for the college markets; and

     - Other, which includes fiction, nonfiction, children's books, dictionary and reference materials in a variety of formats and media and computer-based testing solutions.

K-12 PUBLISHING

     This operating segment includes textbooks and instructional materials, tests for measuring achievement and aptitude, clinical/special needs testing products, computer-assisted as well as computer-managed instructional programs for the K-12 market, and a computer-based career and college guidance information system in versions for both junior and senior high school students.

     K-12 Publishing consists of five of Houghton Mifflin's divisions:

     - The School Division, which publishes for the elementary school market;

     - McDougal Littell Inc., which publishes for the secondary school market;

     - Great Source Education Group, Inc., which publishes supplementary materials for both the elementary and secondary school markets;

     - Houghton Mifflin Interactive Corporation, which develops and sells multimedia products, chiefly CD-ROM titles, for both the elementary and secondary school markets; and

     - The Riverside Publishing Company, which serves the educational and clinical testing markets.

COLLEGE PUBLISHING

     This operating segment, which consists of the College Division, includes textbooks, ancillary products such as workbooks and study guides, and instructional materials for introductory and upper level courses in the post-secondary higher education market. Products may be in print or electronic form.

OTHER

     Houghton Mifflin's Other operating segment consists of unallocated corporate-related items and two divisions:

     - The Trade & Reference Division, which publishes fiction and nonfiction for adults and children, dictionaries, and other reference works; and

     - Computer Adaptive Technologies, Inc., which specializes in developing and delivering computer-based testing solutions.

     Houghton Mifflin derives almost 90% of its revenues from educational publishing in the K-12 and College Publishing segments, which are markedly seasonal businesses. Sales of K-12 instructional materials are also cyclical, with some years offering more sales opportunities than others. Our SEC reports contain more detailed information about our business and factors that may affect our financial performance.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                     YEARS ENDED DECEMBER 31,
                                           --------------------------------------------
                                            1998     1997     1996    1995(B)   1994(A)
                                           ------   ------   ------   -------   -------
Earnings (loss) before fixed charges:
  Net income (loss) before extraordinary
     item and cumulative effect of
     accounting changes..................  $ 45.6   $ 49.8   $ 43.6    $(7.2)    $52.4
  Provision (benefit) for income taxes...    33.6     33.7     30.3     (4.2)     32.7
                                           ------   ------   ------    -----     -----
Income (loss) from continuing operations
  before taxes, extraordinary item, and
  cumulative effect of accounting
  changes................................    79.2     83.5     74.0    (11.4)     85.1
  Interest expense.......................    34.7     39.7     41.6     15.2       7.7
  Interest portion of rent expense*......     3.1      2.7      3.0      3.8       3.4
                                           ------   ------   ------    -----     -----
Earnings (loss) before fixed charges.....  $117.0   $125.9   $118.6    $ 7.6     $96.2
Fixed charges:
  Interest expense.......................    34.7     39.7     41.6     15.2       7.7
  Interest portion of rent expense*......     3.1      2.7      3.0      3.8       3.4
                                           ------   ------   ------    -----     -----
Total fixed charges......................  $ 37.8   $ 42.4   $ 44.6    $19.0     $11.1
Ratio of earnings to fixed charges.......     3.1      3.0      2.7      0.4       8.6

-------------------------

(A) On March 30, 1994, Houghton Mifflin completed an early redemption of $25 million in senior notes due March 30, 1997. Houghton Mifflin recognized an extraordinary loss of $1.2 million, net of a tax benefit of $0.8 million. This extraordinary loss is excluded from earnings before fixed charges and interest expense in calculating the ratio of earning to fixed charges.

(B) Houghton Mifflin would need $11.4 million in additional income to cover its fixed charges in 1995.

 * Includes the portion of rent expense for each period presented that is deemed by management to be the interest component of such rentals.

     This ratio shows the coverage of earnings before income taxes to fixed charges, which consist primarily of interest and debt expense.

     For the purpose of calculating the ratio of earning to fixed charges, we calculate earnings by adding fixed charges to income before income taxes, and by deducting interest capitalized during the period.

                       HOW WE INTEND TO USE THE PROCEEDS

     We intend to use the net proceeds from the sale of the securities for working capital, capital expenditures, repayment and refinancing of debt, potential future acquisitions, and other general corporate purposes.

                       DESCRIPTION OF THE DEBT SECURITIES

     This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should look at the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

     Houghton Mifflin will issue and offer the debt securities under an indenture dated as of March 15, 1994, as supplemented by a First Supplemental Indenture dated as of July 27, 1995, between Houghton Mifflin and State Street Bank and Trust Company, as successor trustee.

     We have summarized some of the important portions of the indenture in this section, but this summary is not complete. We have incorporated the indenture by reference as an exhibit to the registration statement for these securities that we filed with the SEC. We sometimes refer to specific sections of the indenture. When we do so, we indicate where you can find the relevant section in the indenture by noting the section number in parentheses so that you can easily locate these provisions. When we do refer to specific sections contained in the indenture or terms defined in the indenture, including important terms which we capitalize here, we use them in this prospectus in the same way we use them in the indenture. You should refer to the indenture itself for detailed, specific, legal descriptions and other provisions that may be important to you.

GENERAL

     The debt securities will rank equally and ratably with all Houghton Mifflin's other unsecured and unsubordinated indebtedness. The indenture allows us to issue debt securities at any time in an unlimited amount. It does not limit the amount of additional debt that we may incur, and it does not contain any provisions that would protect the holders of the debt securities if our credit quality declines due to a takeover, recapitalization, highly leveraged transaction or other similar event. However, the indenture does limit the ability of Houghton Mifflin and our subsidiaries (1) to lease properties back from persons to whom we sold the property; and (2) to grant mortgages and other security interests on other debt without similarly securing the debt securities. We summarize these limitations under the heading "Covenants" on page 7.

     A prospectus supplement relating to any series of debt securities that we offer for sale will include specific terms of that series of debt securities. These terms will include some or all of the following:

     - their type and title;

     - their total principal amount and currency or currency unit;

     - the denominations in which they are authorized to be issued;

     - the percentage of the principal amount at which they will be issued;

     - the date on which they will mature;

     - if they bear interest, the interest rate or the method by which the interest rate will be determined;

     - the times at which any interest will be payable or the manner of determining the interest payment dates and how we will make interest payments;

     - any optional or mandatory redemption periods and the redemption or purchase price;

     - any sinking fund requirements;

     - any special United States federal income tax consequences;

     - whether they are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

     - in the case of global securities, whether and under what circumstances they may be exchanged for registered securities;

     - any information with respect to book-entry procedures;

     - the manner in which the amount of any payments of principal and interest determined by reference to an index are determined;

     - whether the defeasance provisions will apply; and

     - any other specific terms not inconsistent with the indenture.

DENOMINATIONS, REGISTRATION, TRANSFER AND PAYMENT

     Houghton Mifflin will issue the debt securities as registered securities without coupons, or in the form of one or more global securities, as described below under the heading "Global Securities." We will issue registered securities denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. The denomination of debt securities denominated in a foreign or composite currency will be described in a prospectus supplement.

     You may present registered debt securities for registration of transfer at the office of the registrar or at the office of any transfer agent that we designate. Houghton Mifflin has initially appointed the trustee as registrar and transfer agent for the debt securities.

     We will pay principal and any premium and interest on registered securities at the office of the paying agent we designate. Houghton Mifflin may choose to make any interest payment (1) by check mailed to the address of the holder, as the address appears in the register or (2) by wire transfer to the holder's account, as specified in the register. Houghton Mifflin will make interest payments to the person in whose name the debt security is registered at the close of business on the day or days specified by Houghton Mifflin.

     If we issue original issue discount debt securities, we will describe the special United States federal income tax and other considerations of a purchase of original issue discount debt securities in the prospectus supplement. Original issue discount debt securities are securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance.

     The trustee's principal office in the city of New York will be designated as Houghton Mifflin's sole paying agent for payments on registered securities unless we designate another paying agent in a prospectus supplement for a particular series of debt securities.

GLOBAL SECURITIES

     We will deposit global securities with the depositary identified in the prospectus supplement. A global security is a security, typically held by a depository, that represents the beneficial interests of a number of purchasers of the security.

     After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary, referred to in this prospectus as the "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership may only be made through, records maintained by the depositary and its participants.

     We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities.

     Any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to that depositary or its nominee as the registered owner of the global security. Neither Houghton Mifflin, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.

     If the depositary is at any time unwilling or unable to continue as depositary and Houghton Mifflin does not appoint a successor depositary within 90 days, we will issue registered securities in exchange for the global security. In addition, Houghton Mifflin may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. in this event, we will issue debt securities of that series in definitive form in exchange for the global security.

COVENANTS

     We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply, unless waived or amended, while any of the debt securities are outstanding. The prospectus supplement may describe different covenants applicable to a specific series of debt securities.

     LIMITATIONS ON SALE AND LEASEBACK. Neither we nor any of our subsidiaries will agree to lease any real property that we owned and commercially operated for more than 180 days if we sold that real property to the person from whom we will lease the property, referred to in the indenture as a "Sale and Leaseback Transaction," unless:

     - the lease has a term of three years or less; or

     - Houghton Mifflin or a subsidiary, within 180 days of the effective date of the Sale and Leaseback Transaction, retires debt of Houghton Mifflin or of a subsidiary that is at least equal in amount to the fair value of the property at the time we lease the property; or

     - Houghton Mifflin or a subsidiary could create a security interest on the property to secure a debt at least equal in amount to the Attributable Debt, as explained in the next paragraph, for the lease without securing the debt securities under the covenant that limits our granting of security interest for our debt. (Section 1008)

     When we use the term "Attributable Debt" under the indenture, we mean, at the time of determination, the present value of the obligation of a lessee for net rental payments during the remaining term of any lease entered into in connection with a Sale and Leaseback transaction, discounted at the semiannually compounded interest rate equal to the weighted average yield to maturity of the debt securities then outstanding. The term of the lease for this purpose includes any period for which we have extended the lease.

     LIMITATIONS ON SECURED INDEBTEDNESS. Neither we nor any of our subsidiaries will agree to issue, assume or guarantee any debt that is secured by a mortgage, security interest, lien or pledge on any assets, stock or other debt of Houghton Mifflin unless:

     - the security interest secures the debt securities issued under the indenture equally and ratably with the other secured debt;

     - the security interest exists at the time a corporation merges into or consolidates with Houghton Mifflin or a subsidiary, or becomes a subsidiary;

     - the security interest exists when Houghton Mifflin or a subsidiary acquires the property;

     - Houghton Mifflin or the subsidiary creates or assumes the security interest on a property at the time we acquire the property or within 180 days after the date we acquire the property;

     - Houghton Mifflin or the subsidiary creates or assumes the security interest to finance all or some of the cost of construction or improvement of a property at the time of its construction or improvement or within 180 days after we complete and begin operating the property commercially;

     - the security interest is for the benefit of Houghton Mifflin or a subsidiary;

     - the security interest extends, renews or replaces in whole or in part a lien permitted by one of the preceding six sections, as long as we do not increase the dollar amount of debt secured or the property that secures the debt; or

     - the secured debt plus the total amount of all other secured debt and Attributable Debt from Sale and Leaseback Transactions at the time does not exceed 10% of Houghton Mifflin's consolidated stockholders' equity. (Section 1007)

     These exceptions do not apply to properties that we previously owned, except unimproved real estate that we improve or on which we construct a facility. The indenture also prevents our subsidiaries from incurring, assuming or guaranteeing more than $5,000,000 of debt that is payable more than one year from the date on which it was issued. This prohibition also applies to debt if we can, at our option, extend the maturity date for more than one year.

CONSOLIDATION, MERGER OR SALE

     We may merge into another corporation, or transfer substantially all of our properties and assets to another person, without the consent of the holders of any of the outstanding debt securities if the other person:

     - assumes all of our obligations under the debt securities and the indenture in writing;

     - takes any action necessary to secure the debt securities equally with any other secured debt, if our assets become subject to a security interest as a result of the merger or other transaction;

     - is organized under the laws of the United States or one of the states;
       and

     - immediately after the transaction no event exists that is (or would be after notice and/or passage of time) an event of default under the indenture.

     If a merger or sale takes place, our obligations on the debt securities would end.

EVENTS OF DEFAULT

     When we use the term "event of default" under the indenture, here are some examples of what we mean.

     An event of default occurs if:

     - we fail to pay the principal of any of the debt securities when it is due;

     - we fail to pay an installment of interest on any of the debt securities within 30 days after it is due;

     - we fail to deposit any sinking fund payment for any of the debt securities when due;

     - any debt of more than $10,000,000 becomes due and payable before the date on which it was to be due and payable;

     - we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it; or

     - we take specific actions relating to our bankruptcy, insolvency or reorganization.

     The form of security or the supplemental indenture for a particular series of debt securities may include additional events of default or changes to the events of default described above. You should refer to the prospectus supplement for the events of default relating to a particular series of debt securities. A default under our other indebtedness will not be a default under the indenture, and a default under one series of debt securities will not necessarily be a default under another series.

     If an event of default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series by notice to Houghton Mifflin may require us to repay immediately the principal of and any premium and accrued interest on all the debt securities of that series. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing events of default have been cured or waived.

     If an event of default occurs and is continuing, the trustee may pursue any remedy available to it to collect payment or to enforce the performance of any provision of the debt securities or the indenture. The trustee may require the holders of debt securities to indemnify it before it exercises any right or power under the indenture at their request.

     Subject to some exceptions, the holders of a majority in principal amount of the debt securities may waive an existing default and its consequences.

MODIFICATION OF THE INDENTURE

     Houghton Mifflin and the trustee may amend the indenture without the consent of any holder of debt securities for a variety of reasons, including:

     - to permit a successor to assume our obligations under the indenture;

     - to appoint a successor trustee;

     - to cure any ambiguity or inconsistency;

     - to make any other change that does not significantly and adversely affect the rights of any holder; or

     - to establish the terms and conditions of any series of debt securities.

     The holders of at least a majority of the principal amount of any series of debt securities affected by an amendment may consent in writing to the amendment, but the amendment will not affect the rights of holders of any other series of debt securities.

     Some amendments or waivers will not be effective against any holder without the holder's consent. Some examples of these amendments and waivers are amendments or waivers that would:

     - reduce the principal amount of any debt security or reduce its interest rate;

     - change the maturity or due date of any payment of principal or interest due on the debt security;

     - reduce the amount of debt securities whose holders must consent to an amendment or waiver;

     - waive a default in the payment of the principal or any premium or interest on any debt security; or

     - make any debt security payable in currency other than that stated in the debt security.

DEFEASANCE

     When we use the term defeasance, we mean discharge from some or all of Houghton Mifflin's obligations under the indenture. The indenture lists specific conditions that we must satisfy to discharge our obligations concerning a series of debt securities. If we meet these conditions, we will discharge all of our obligations related to that series of debt securities, and we will be able to treat them as if we had fully paid all payments that the indenture and that series of debt securities require us to make. We refer to this as "legal defeasance." In addition, if we meet the required conditions, we may choose to stop complying with any covenant, term, provision or condition related to the series without creating an Event of Default. We refer to this as "covenant defeasance."

     The principal conditions for defeasance are:

     - We deposit with the trustee money or government securities sufficient to pay principal and any premium and interest on the debt securities to date of redemption or maturity.

     - We furnish to the trustee a legal opinion stating that the deposit and related defeasance would not cause (1) the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes and (2) the debt securities to be delisted from any U.S. or foreign securities exchange on which they are listed. The opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since this would not be the result under current tax law.

     If this happens, the holders of the debt securities of that series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. These holders would only be entitled to the funds or obligations that we deposited for payment. The indenture would continue to require the trustee to hold these funds and obligations in trust for payment of the debt securities, and would require us to continue to maintain an office for payment of the debt securities.

     After covenant defeasance, the funds or obligations that we deposit with the trustee would be sufficient to pay amounts due on that series of debt securities at maturity. If the debt securities then become due and payable before their scheduled maturity date because an event of default occurs, the funds and obligations we deposited may not be sufficient to pay all amounts due at that time. However, if the event of default relates to a covenant from which we have not been relieved, we would remain liable to make payment of the remaining amount due at the time of acceleration.

     We will describe any other provisions permitting defeasance or covenant defeasance with respect to any series of debt securities in the prospectus supplement for that offering.

ABOUT THE TRUSTEE

     State Street Bank and Trust Company has loaned money to us and provided other services to us in the past and may do so in the future as a part of its regular business. State Street also acts as the trustee for some of our employee benefit plans. Nader F. Darehshori, who is the Chairman of the Board, President and Chief Executive Officer, and a director, of Houghton Mifflin, and Joseph A. Baute, a director of Houghton Mifflin, are also directors of State Street.

                  DESCRIPTION OF HOUGHTON MIFFLIN COMMON STOCK

     This summary of our common stock and preferred stock is not complete and is qualified by reference to all the provisions of our Restated Articles of Organization, our Bylaws, our Stockholder Rights Plan (which is summarized below) and the Massachusetts General Laws. Our Restated Articles of Organization, Bylaws and Stockholder Rights Plan are incorporated by reference into the Registration Statement of which this Prospectus is a part.

GENERAL

     Our common stock consists of 70,000,000 authorized shares, par value $1.00 per share. As of April 30, 1999 there were 30,743,899 shares outstanding. Our common stock trades on the New York Stock Exchange. We issue shares of our common stock at various times in connection with our employee stock option and incentive plans.

     We may issue common stock from time to time. Our board of directors must approve the amount of stock we sell and the price for which it is sold. Holders of our common stock do not have any preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that we may issue. However, each outstanding share of our common stock currently has attached to it one preferred share purchase right issued under our Stockholder Rights Plan, which is summarized below. Our common stock does not have any redemption or sinking fund provisions or any conversion rights.

     When we issue shares of common stock, the shares will be fully paid and non-assessable. Under Massachusetts law, if we distribute any cash or property to our stockholders, other than additional shares of our stock, and if we are insolvent, or the distribution renders us insolvent, then our stockholders would be required to pay back to us the amount of the distribution, or the portion of the distribution that caused us to become insolvent.

VOTING

     If you are a holder of our common stock, you are entitled to one vote per share for all matters on which stockholders are entitled to vote. Our common stock has non-cumulative voting rights. This means holders of the majority of our shares can elect all of our directors.

DIVIDENDS

     If our board of directors declares a dividend out of funds legally available for dividends, holders of our common stock are entitled to share equally, share for share, in those dividends whether they are payable in cash, stock or other property. We cannot pay any common stock dividends, however, until we have paid any accrued but unpaid preferred stock dividends. Currently, we do not have any preferred stock outstanding.

LIQUIDATION

     If we liquidate, dissolve, or wind up, whether voluntarily or involuntarily, then you, as a holder of our common stock, would be entitled to share proportionally in any of our assets to which common stockholders are entitled when these events occur. Your rights, however, would rank behind those of our creditors and behind those of any holders of our preferred stock.

STOCKHOLDER RIGHTS PLAN

     In 1988, our board of directors adopted a stockholder rights plan and entered into a rights agreement with the First National Bank of Boston, currently known as BankBoston, N.A., as rights agent. That plan expired on December 18, 1998. In July 1997, our board of directors renewed the then existing rights agreement and the plan by adopting a renewed rights agreement. The terms of the renewed rights agreement are substantially similar to those of the 1988 rights agreement. The purpose of the rights is to enhance the board of director's ability to protect our stockholders' interests by encouraging potential acquirors to negotiate with our board of directors prior to attempting a takeover bid and to provide our board with leverage in negotiating on behalf of all of our stockholders the terms of any proposed takeover. The rights may discourage, delay or prevent hostile takeovers. They are not intended, however, to interfere with any merger or other business combination approved by our board of directors.

     Under the 1997 plan, each of our common stockholders received a dividend of one preferred stock purchase right for each outstanding share of our common stock that the stockholder owned on December 18, 1988, the time of the rights dividend. We refer to these preferred stock purchase rights as the "rights." Each share of common stock issued after our common stockholders received the rights dividend also receives a right. Until a right is exercised, the holder of a right does not have any additional rights as a stockholder. These rights trade automatically with our shares of common stock and become exercisable only under the circumstances described below.

     In general, the rights will become exercisable when the first of the following events happens:

     - ten business days, or a later date if determined by our board, after a public announcement by us that a person or group has acquired beneficial ownership of 20% or more of our common stock; or

     - ten business days, or a later date if determined by our board, after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of our outstanding common stock; or

     - immediately after a determination by our board that a person or group that has acquired 15% or more of our common stock is an adverse person, which means a person likely to significantly harm our business or prospects or a person seeking to achieve short-term personal financial gain at our expense.

     If the rights become exercisable, holders of the rights will be able to purchase from us a unit of preferred stock equal to one ten-thousandth of a share of our Series A Junior Participating Preferred Stock at a price of $125 per unit, subject to adjustment.

     In the event that:

     - a person or group becomes the beneficial owner of 30% or more of our common stock;

     - a person or group is declared by our board to be an adverse person;

     - we are the survivor of a merger or other business combination with a person or group beneficially owning 20% or more of our common stock in which our common stock is not changed or exchanged;

     - a person or group which has acquired beneficial ownership of 20% or more of our common stock and engages in a self-dealing transaction; or

     - the ownership interest of a person or group, beneficially owning 20% or more of our common stock increases by more than 1%
then each holder of a right, upon exercise of that right, will be entitled to receive common stock having a market value equal to two times the exercise price of the right. However, all rights owned by any person or groups triggering the event shall be void.

     We refer to these occurrences as a "flip-in events." A flip-in event does not occur if there is an offer for all of our outstanding shares of common stock that our board believes is fair to our stockholders and is in Houghton Mifflin's best interest.

     In addition, if at any time following the public announcement that a person or group has acquired beneficial ownership of 20% or more of our common stock:

     - we enter into a merger or other business combination transaction in which we are not the surviving entity;

     - we enter into a merger or other business combination transaction in which all or part of our common stock is exchanged; or

     - we sell or transfer 50% or more of our assets or earning power then each holder of a right, other than rights held by the person or group who triggered the flip-in event, will be entitled to receive, upon exercise, common stock of the acquiring company equal to two times the purchase price of the right.

     We may redeem the rights at $.01 per right at any time before the date that is ten days after 20% or more of our outstanding common stock is acquired by any person or group. We may extend this redemption period at any time while the rights are still redeemable. The rights will expire at the close of business on July 30, 2007 unless we redeem them before that date.

     The above description of our Stockholder Rights Plan is not intended to be a complete description. For a full description of the Stockholder Rights Plan, you should read both the existing rights agreement and the renewed rights agreement. A copy of the Renewed Rights Agreement was included as an exhibit to our Form 10-Q dated August 12, 1997. You may obtain a copy of these agreements at no charge by writing to us at the address listed on page 1.

LISTING

     Our common stock is listed on the New York Stock Exchange.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Boston EquiServe, L.P.

                       HOW WE PLAN TO SELL THE SECURITIES

     We may sell the securities in any one or more of the following ways: (1) directly to investors, (2) to investors through agents, (3) to dealers, (4) through underwriting syndicates led by one or more managing underwriters, or (5) through one or more underwriters acting alone.

     If we use underwriters in the sale, their obligations to purchase the securities are subject to specified conditions. The underwriters will be obligated to purchase all the securities offered, if they purchase any. The underwriters will purchase the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may at any time change the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

     We may use agents in the sale of securities. Unless indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

     We may also sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by a remarketing firm acting as principals for their own accounts or as our agents. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

     We may authorize underwriters, dealers or agents to solicit offers to purchase the securities under a delayed delivery contract providing for payment and delivery at a future date. These contracts would include the following terms:

     - the contracts would provide for purchase of the securities at the public offering price but at a specified later date;

     - the purchase of the securities at the closing of the contracts would be conditioned only on the purchase being permissible under laws applicable to the purchasing institution;

     - the contracts and purchasing institutions would be subject to our approval; and

     - we would pay disclosed commissions to underwriters, dealers or agents if we accept any contract.

     We will identify any underwriters, dealers or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933. Any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

     We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act of 1933. We may also have agreements to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the securities we are offering will be passed upon for us by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the distribution of the securities being registered (other than underwriting discounts and commissions) are estimated as follows:

Securities and Exchange Commission Registration Fee.........    $ 52,800
Printing and Engraving Fees.................................       5,000
Legal Fees and Expenses.....................................      25,000
Accounting Fees and Expenses................................      10,000
Rating Agencies Fees........................................     105,000
Blue Sky Fees and Expenses..................................       1,000
Trustees and Registrar Fees and Expenses....................           0
Miscellaneous...............................................       1,000
                                                                --------
  Total.....................................................    $199,800
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Underwriting Agreement (a form of which appears as Exhibit 1 hereto) provides for indemnification of the directors and officers of the Company in certain circumstances.

     As permitted by Massachusetts law, the Restated Articles of Organization of the Company (the "Articles of Organization") contain indemnification provisions to the effect that, subject to certain standards, directors and officers may be indemnified by the Company for all liabilities incurred by them in connection with any proceeding in which they are involved as a result of serving or having served as a director or officer of the Company or, at the request of the Company, as a director or officer of any other organization or in any capacity with respect to any employee benefit plan.

     As permitted by Massachusetts law, the Articles of Organization provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty, except to the extent that the Massachusetts Business Corporation Law ("MBCL") does not permit exemption from such liability. Currently, the MBCL provides that a director remains potentially liable for monetary damages for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) an improper payment of a dividend, improper repurchase of the Company's stock, or certain loans to directors and officers of the Company in violation of Sections 61 or 62 of MBCL; or (iv) any transaction from which a director derives an improper benefit.

     As also permitted by the MBCL, the Company has purchased directors' and officers' liability insurance, which insures against certain liabilities incurred in connection with the performance of their duties.

ITEM 16.  EXHIBITS

NUMBER                               DESCRIPTION
------                               -----------
    1   --   Form of Underwriting Agreement*
  4.1   --   Indenture dated as of March 15, 1994 between Houghton
             Mifflin Company and State Street Bank and Trust Company, as
             successor trustee to The First National Bank of Boston**
  4.2   --   First Supplemental Indenture dated as of July 27, 1995
             between the Company and State Street Bank and Trust Company, as successor trustee to The First National Bank of Boston*
  4.3   --   Form of Debt Securities (included in Exhibit 4.1)
    5   --   Opinion of Goodwin, Procter & Hoar LLP regarding legality of securities being registered
   12   --   Calculation of Ratios of Earnings to Fixed Charges***
 23.1   --   Consent of Ernst & Young LLP
 23.2   --   Consent of Goodwin, Procter & Hoar LLP (included in
             Exhibit 5)
   24   --   Power of Attorney
   25   --   Statement of Eligibility and Qualification of Trustee on
             Form T- I*

-------------------------
  * Previously filed as an exhibit to the registrant's registration statement on Form S-3 (file no. 33-64903) and incorporated herein by reference.

 ** Previously filed as an exhibit to the registrant's registration statement on Form S-3 (file no. 33-51700) and incorporated herein by reference.

*** Previously filed as an exhibit to the registrant's annual report on Form
    10-K for the year ended December 31, 1998, as amended by Form 10-K/A (file no. 1-5406) and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of deleting any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
         Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on May 7, 1999.
                                          HOUGHTON MIFFLIN COMPANY


                                          By:    /s/ NADER F. DAREHSHORI
                                             -----------------------------------
                                                     Nader F. Darehshori
                                              Chairman of the Board, President
                                                 and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               NAME                                 TITLE                    DATE
               ----                                 -----                    ----

     /s/ NADER F. DAREHSHORI          Chairman of the Board, President,   May 7, 1999
----------------------------------      Chief Executive Officer and
       Nader F. Darehshori              Director (principal executive
                                        officer)

         /s/ GAIL DEEGAN              Executive Vice President and Chief  May 7, 1999
----------------------------------      Financial Officer (principal
           Gail Deegan                  financial officer)

        /s/ DAVID R. CARON            Vice President and Controller       May 7, 1999
----------------------------------      (principal accounting officer)
          David R. Caron

                *                     Director                            May 7, 1999
----------------------------------
Joseph A. Baute

                *                     Director                            May 7, 1999
----------------------------------
James O. Freedman

                *                     Director                            May 7, 1999
----------------------------------
Michael Goldstein

                *                     Director                            May 7, 1999
----------------------------------
Gail H. Klapper

                                      Director
----------------------------------
Charles R. Longsworth

                *                     Director                            May 7, 1999
----------------------------------
Claudine B. Malone

               NAME                                 TITLE                    DATE
               ----                                 -----                    ----

                *                     Director                            May 7, 1999
----------------------------------
Alfred L. McDougal

                *                     Director                            May 7, 1999
----------------------------------
Ralph Z. Sorenson

                *                     Director                            May 7, 1999
----------------------------------
Robert J. Tarr, Jr.

     Paul D. Weaver, Senior Vice President and General Counsel of the registrant, signs this document as attorney-in-fact on behalf of the above-named directors pursuant to powers of attorney duly executed by such directors and filed with the Securities and Exchange Commission contemporaneously herewith.


*By:  /s/ PAUL D. WEAVER                                                  May 7, 1999
     -----------------------------
          Paul D. Weaver
         Attorney-in-Fact

                                 EXHIBIT INDEX

NUMBER                               DESCRIPTION
------                               -----------
    1   --   Form of Underwriting Agreement*
  4.1   --   Indenture dated as of March 15, 1994 between Houghton
             Mifflin Company and State Street Bank and Trust Company, as
             successor trustee to The First National Bank of Boston**
  4.2   --   First Supplemental Indenture dated as of July 27, 1995
             between the Company and State Street Bank and Trust Company, as successor trustee to The First National Bank of Boston*
  4.3   --   Form of Debt Securities (included in Exhibit 4.1)
    5   --   Opinion of Goodwin, Procter & Hoar LLP regarding legality of securities being registered
   12   --   Calculation of Ratios of Earnings to Fixed Charges***
 23.1   --   Consent of Ernst & Young LLP
 23.2   --   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
             5)
   24   --   Power of Attorney
   25   --   Statement of Eligibility and Qualification of Trustee on
             Form T- I*

-------------------------
  * Previously filed as an exhibit to the registrant's registration statement on Form S-3 (file no. 33-64903) and incorporated herein by reference.

 ** Previously filed as an exhibit to the registrant's registration statement on Form S-3 (file no. 33-51700)) and incorporated herein by reference.

*** Previously filed as an exhibit to the registrant's annual report on Form
    10-K for the year ended December 31, 1998, as amended by Form 10-K/A (file no. 1-5406) and incorporated herein by reference.

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